EXHIBIT 99.03

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

CORPORATE PARTICIPANTS
Andrea Prochniak AllianceBernstein Holding L.P. - Director of IR
Peter Kraus AllianceBernstein Holding L.P. - Chairman & CEO
John Weisenseel AllianceBernstein Holding L.P. - CFO
Jim Gingrich AllianceBernstein Holding L.P. - COO

CONFERENCE CALL PARTICIPANTS
Bill Katz Citigroup - Analyst
Michael Kim Sandler O'Neill & Partners - Analyst
Robert Lee Keefe, Bruyette & Woods, Inc. - Analyst
Michael Carrier BofA Merrill Lynch - Analyst

PRESENTATION

Operator

Welcome to the AB first-quarter 2015 earnings review.

(Operator Instructions)

As a reminder, this conference is being recorded and will be available for replay for one week. I would now like to turn the conference over to the host for this call, the Director of Investor Relations for AB, Ms Andrea Prochniak. Please go ahead.

Andrea Prochniak - AllianceBernstein Holding L.P. - Director of IR

Thank you, Chris. Welcome to our first-quarter 2015 earnings review. This conference call is being webcast and accompanied by a slide presentation that is posted in the Investor Relations section of our website, www.abglobal.com. Peter Kraus, our Chairman and CEO; John Weisenseel, our CFO; and Jim Gingrich, our COO, will present our financial results and take questions after our prepared remarks.

Some of the information we present today is forward-looking and subject to certain SEC rules and regulations regarding disclosure. So I'd like to point out the Safe Harbor language on slide 1 of the presentation. You can also find our Safe Harbor language in the MD&A of our first-quarter 2015 Form 10-Q, which we filed this morning. Under Regulation FD, management may only address questions of a material nature from the investment community in a public forum. So please ask all such questions during this call. We're also live tweeting today's earnings call. You can follow us on Twitter using our handle, @AB_insights. Now, I'll turn the call over to Peter.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Good morning, everybody. Thanks for joining us today. Let's get right into it with a firm-wide overview on slide 3. I'm pleased to be reporting on another quarter of progress on our long-term strategy to deliver for clients: the quality of our investment performance; the global breadth of our business; the innovation of our offerings; and the strength of our financials.

Looking at this slide, you can see that we improved both sequentially and year-on-year in the first quarter in every area represented: gross sales, net flows, period end and average AUM. Our first-quarter gross sales of $19.5 billion were up 31% from the same prior-year period. Net inflows of $6 billion improved by $10 billion plus. Quarter-end AUM of $486 billion was up nearly $32 billion or 7% year-on-year. And average AUM of $481 billion was up 6%.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

Slide 4 demonstrates our quarterly flow trends across channels. We had organic growth of 5% on an annualized basis in the first quarter and were flow positive across all three of our client channels, with the lion's share coming from institutional clients. Institutional net inflows of $5.4 billion improved by nearly $6 billion sequentially and more than $9 billion year-on-year. This is due to broad-based sales strength in that business. I will get to that in a little bit.

Retail and private wealth net flows returned to positive territory in the first quarter. In fact, this is our third net flow positive quarter for private wealth out of five.

I'm also pleased to report that our investment performance trends have been strong as well. Let's begin with fixed income, that's on slide 5. Our strategies continue to outperform benchmarks across most, if not all, time periods. At quarter-end, 87% of our qualifying fixed income assets were in strategies that outperformed for the one-year period, 89% for the three, and 93% for the five-year period.

We also stack up well relative to peers. Top quartile performance for the three-year period include: UK Core Plus, TIPS Plus, and European high-yield. Top decile ranked services include: US high-yield for the three-year, European high-yield for the five-year. It's also worth noting that in a time of currency volatility, the hedged versions of our global plus, global aggregate and global fixed income strategies have delivered stellar absolute and relative performance.

In equities, we now have an impressive mix of long-standing and newer institutional strategies outperforming both bench and peers. Now I'm on slide 6. As of quarter-end, 85% of our qualifying equity assets were in outperforming services for the one-year period, 75% for the three-year, and 57% for the five. At this time last year, these numbers were 64% for the one, 43% for the three- and five-year periods. The improvement has been both absolute and relative to peers. In fact, the performance premiums of our institutional equity services today are the best we have seen in years.

Our top quartile performance for the three-year period include: concentrated US growth, one of the services we acquired with WPS; US Thematic Research; US Core Opportunities; US SMID Cap Value; Global Strategic Value; and Global Strategic Core. US Core Opportunities, US Large Cap Growth, Emerging Markets Growth, and US Strategic Core Equity, all rank top decile for the three-year. US SMID Cap Growth and US Core Opportunities are top decile for the five.

With a diverse and relevant offering and consistent outperformance, we are increasingly earning a seat at the table with clients, prospects and consultants. We're winning more business around the world; that's clear from our institutional channel highlights, which are on slide 7.

Starting at the chart at the left, total institutional gross sales were up 54% sequentially in the first quarter of this year and 161% year-on-year with every major region contributing to the increase. In the Americas and EMEA, we're doing multiples of the business today than we did just one year ago. Despite fundings and a high level of pass-through activity, our pipeline was down just $200 million at quarter-end to $15.8 billion in total assets and $5.7 billion in active assets. That's the chart at the top right.

Below that, you can see some new mandates we were awarded during the quarter. Fixed income continues to represent the largest share of our new additions by assets with particular strength in the core plus complex.

Yet our share of equities, alternatives and multi-asset strategies has been increasing as well. Our second fund raise for Commercial Real Estate Debt garnered $610 million in new commitments during the quarter. Another pipeline addition, Real Estate Opportunities Fund II has raised $750 million from institutions so far. We won a $75 million Concentrated US Growth mandate. This breadth of activity offers more proof that AB efforts to build a more balanced and client-focused institutional platform are indeed paying off.

Sales have been more diverse in our retail channel as well. This is highlighted on slide 8. On the left, there's a table of our top 10 retail products by gross sales during the first quarter of 2015, along with their sequential sales and flow trends. A few things jump out here. One, while fixed income continues to dominate our sales volume, 4 of our top 10 selling products in the first quarter were equity or alternative funds including US Large Cap Growth where sales increased 46% sequentially and net flows were robust.

Another is that retail investors are still very focused on income. With flat to negative yields in Europe these days, European Income service has been in big demand. Both gross sales and net flows were multiples of the fourth quarter of 2014. AB High Income Growth sales were up 17% sequentially, putting that fund in solid net flow positive territory. Investors also continued to favor strategies with US Treasury exposure. We see that in the strength of our American Income sales and flow trends.

Retail sales were strong across regions in the first quarter as well. That's the top right chart. All major markets contributed to total retail sequential gross sales growth of 17%. We had real success in Japan with services like US Large Cap Growth and Concentrated US Growth. Finally, solid retail track records are fueling sales momentum. Top sellers like High Income, Global Bond, US Large Cap Growth and American Income ranked top quartile amongst US and Lux funds for the three-year period.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

Now let's turn to private wealth management on slide 9. The success we're seeing in this business today is the culmination of years of hard work to evolve our offering and enhance our ability to service clients. Let's start with strategic equities on the left. We introduced this multi-style all cap sleeve to our diversified offering nearly three years ago to seek reliable returns for our clients in an array of market environments. I think we're delivering.

Strategic equities has outperformed the S&P by 115 basis points annualized since inception and ranks in the 39th percentile amongst peers. In this most recent quarter, strategic equities outperformed by a very impressive 286 basis points and ranked in the 11th percentile. The pie on the right demonstrates the increasing success we are having in anticipating and meeting clients' needs with the targeted services we offer. Together, these services have attracted more than $2.6 billion in committed assets. The ones in bold are closed end services and are fully committed.

Here are some takeaways that let us know we're on the right track. Three fully committed services we've launched since the beginning of 2014 reached capacity within their first year, including direct middle market lending, a service we introduced to private clients in January. It was oversubscribed within three months.

In fact, two-thirds of our FAs had interested clients, the highest level of engagement of all of our targeted services to date. As we gain credibility in this space, we're able to attract clients' assets more quickly. Take Real Estate Fund I for example, launched in late 2010, took 19 months to reach full commitment. Fund II launched in mid-2014, took 12, raised $175 million more than Fund I.

It's gratifying to see private wealth clients embrace the new things we're doing for them. More are coming to our events, participating in our new offerings and referring us to others. FAs are energized by the relevance of our offering. Production has spread out amongst a broad group of advisors nationwide. I feel pretty good about the direction of this business.

I'll finish our business highlights with Bernstein Research Services, which is on slide 10. It was another strong quarter for our sell-side, business revenues were up 2% from the first quarter 2014 and down just 2% from last year's quite volatile and active fourth quarter. You can see from the chart at the bottom left that while volumes were down in the US year-on-year, they increased in both Europe and Asia. Another proof point for us that expanding globally has been the right decision for our clients.

Everyone knows that our sell-side research is differentiated. I'd like to spend a few minutes now talking about how we're unique in our approach to trading as well. The right side of this slide outlines what makes our sell-side trading platform so special. For starters, we're truly global. We can execute cash, algorithmic and portfolio trades for clients in 160 venues in 49 markets around the world.

We're not prop traders or tied to an investment bank. So we are totally unconflicted in our approach. There's never any doubt that Bernstein's interests are 100% aligned with our client. While we have access to most dark pools, we don't have one of our own. We're not partial to anyone's. We're a neutral party for our clients, focused on routing their trades quickly to wherever we can find appropriate liquidity.

Clients appreciate our flow and our neutrality. This year, they ranked us number one in both US Equity Electric trading quality and client service in a leading independent service. Finally, our trading platform is linked with our research platform. Traders want both liquidity and content. We can offer insight on specific stocks and sectors in a way we believe no one else can. It's because of this combination of research and trading talent and capabilities that Bernstein Research is a core business for AB and a significant contributor to our results and our standing in the industry.

I'm going to wrap up today as I always do, with a recap of all the ways we're progressing in our long-term strategy to deliver for clients; that's on slide 11. In the first quarter, we not only maintained our long-term investment performance premiums in fixed income, we have restored the track records of many of our equity services as well. That performance is driving client demand for both newer offerings and long-standing services like US Large Cap Growth.

We had probably our most geographically diverse quarter yet, by both sales and flows, with just about every region of the world contributing to our year-on-year momentum in both institutional and retail. The work we've done to diversify our retail offerings in an innovative way is beginning to pay off. We see that in the reception we're getting from retail intermediaries. They're approving AB funds for sale, endorsing them and including them in their models again. Of the offerings we have introduced since 2009, we've done $33 billion in gross sales since we began establishing track records in 2012.

We're tapping into a real need among our institutional and private wealth clients with our new direct middle market lending service. It's already passed the $1 billion mark in total. We've closed it to new capacity until 2016. Finally, we keep making progress with our financials. AB produced year-on-year growth in revenues, adjusted operating income and adjusted operating margin in the first quarter. In fact, our incremental margin was more than 50% year-on-year.

I'm pleased with the progress we keep making to fulfill our promise to keep clients ahead of tomorrow. I'm also proud of the people here at AB who also work relentlessly to drive this business forward. Now, I'm going to turn it over to John for a discussion of the financials.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

John Weisenseel - AllianceBernstein Holding L.P. - CFO

Thank you, Peter. As always, my remarks today will focus primarily on our adjusted results. You can find our standard GAAP reporting as well as the reconciliation of GAAP to adjusted results in this presentation's appendix, our press release and our 10-Q.

Let's start with the highlights on slide 13. By every measure, our adjusted first-quarter results improved meaningfully versus the same prior-year period. That's clear from the right side of this slide. First-quarter revenues of $634 million were up 7%. Operating income of $152 million was up 16%. Our margin increased 190 basis points to 23.9%. We earned and will distribute to our unit holders $0.45 per unit compared to last year's first-quarter adjusted EPU of $0.39. As expected, our results declined from the fourth quarter of 2014, the result of typical seasonal patterns.

I'll get into these in more detail as I note the key items from our adjusted income statement on slide 14. I'll start at the top with base fees, which increased 8% year-on-year as a result of higher average AUM across all three of our distribution channels: institutional, retail and private wealth. As expected, our performance fees of $4 million were down from the prior-quarter's $28 million. That because we recognize performance fees on services as revenues at the conclusion of their calculation periods, which were most of our strategies as the fourth quarter.

Bernstein Research service revenues were up 2% versus the first quarter 2014 as a result of higher client activity in both the US and Asia, which offset declines in Europe and declined 2% sequentially due to lower activity in the US and Asia. Investment gains and losses were essentially flat in the first quarter but included seed capital gains versus seed capital losses in both the first and fourth quarters of 2014. As a reminder, investment gains and losses include seed investments, our 10% interest in the Venture Capital Fund and our broker-dealer investments.

We had $511 million in seed capital investments at quarter-end, the majority of which is hedged. Seed capital increased $18 million from the fourth quarter as we funded new investments during the quarter. Other revenues are made up largely of fees we earned for transfer agency services we provide to company-sponsored mutual funds and for administration and record keeping services we provide to company-sponsored mutual funds and AXA general accounts.

This number tends to run in the low $20 millions per quarter. At $21 million for the first quarter other revenues were lower than the two prior comparable quarters. The result of lower mutual fund reimbursements and lower shareholder servicing fees. Finally total net revenues were up year-on-year as result of higher base fees that came from the higher average AUM mentioned earlier.

Moving to adjusted expenses. I'll begin with compensation and benefits. As you know, we accrued total compensation excluding other employments costs such as recruitment and training as a percentage of adjusted revenues. In the first quarter of this year we accrued compensation of 50% ratio in line with the same prior-year quarter but up from 46.5% ratio in the fourth quarter. Total compensation and benefits expense increased year-on-year largely in line with the increase to our net revenues and increased sequentially as a result of our higher first-quarter comp accrual.

First-quarter promotion and servicing expenses increased slightly year-on-year, but declined 4% sequentially as a result of lower seasonal T&E. G&A expenses decreased 2% versus the first quarter 2014 due primarily to lower occupancy expenses and were relatively flat to the fourth quarter. All in all, our total operating expenses of $482 million increase 4% year-on-year and 2% sequentially.

Operating income of $152 million for the quarter was up 16% from the prior year, as revenue growth outpaced expense growth and was down 17% sequentially primarily on lower performance fee revenues and the increase in common and benefits expense that resulted from the higher comp accrual. Our operating margin of 23.9% for the quarter was up 190 basis points from the first quarter 2014 reflecting the operating leverage we achieved in our business and a 53% incremental margin we produce.

On a sequential basis, 350 of the 400 basis point decline in our operating margin can be attributed to the higher comp ratio and the remainder to lower performance fees I discussed earlier. In addition, we recorded a $400,000 credit within our GAAP G&A expenses in the first quarter to true up our real estate sublease assumptions. This credit has been excluded from our adjusted financial results.

Finally, the first-quarter effective tax rate for AllianceBernstein LP was 6.8%, as expected. These points are all highlighted on the next slide of this presentation as well. With that, Peter, Jim, and I are pleased to answer your questions.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

QUESTION AND ANSWER

Operator

(Operator Instructions)

Bill Katz, Citi.

Bill Katz - Citigroup - Analyst

Sort of bouncing around between a couple calls today, so I apologize if you've covered this already. You mentioned in your prepared remarks, Peter, that incremental margins were north of 50%. As you look about the business and it continues to gain some momentum, how are you thinking about the dynamic between growth of the business to reinvest since you're doing so well versus letting some of that drop to the bottom line?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Well, I think that we've been active as investors over the last five years in building lots of new services. I think we may have said in the previous call at the end of the year last year, that our investment activities would probably tailor off over time. So we don't see the need to make the size investments that we have made in the past. So I can't dimension that to you with numbers but directionally, I think our feeling is that we've got lots going on right now, lots of good options, lots of good performance and an opportunity to create that operating leverage is really what we're looking for.

Bill Katz - Citigroup - Analyst

Okay. Then second question is, just you had put some, I think, white papers out perhaps to start talking about the opportunity in terms of the 401k area and so forth. But what's your sense in terms of the Department of Labor? How that might accelerate your penetration into the retirement market?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Good question, Bill. So the DoL as everybody knows has put out -- actually, rather extensive proposed regulations. I think even yesterday, they indicated they were not going to increase the 75-day comment period. We'll see what actually occurs. But I think if the trend of what the DoL is proposing does in fact take place, there will be a significantly heightened light on fiduciary activities. Whether that light is shown just on the rollover market or a broader part of the market, I think ultimately that is the trend.

What we have been hard at work trying to build over the last five years is a set of services that actually show well in a more heightened fiduciary environment. So examples, certainly the product that we've talked about most recently, the MorningStar AB product where MorningStar is picking managers, AB is affecting the glide path, those managers are both internal and external or non- open architecture if you will. That's a pretty highly evolved fiduciary product for that marketplace.

The lifetime income strategy is also a highly evolved product for the fiduciary marketplace because it could include all the things that I previously said plus it also provides effectively a synthetic defined-benefit plan as it provides for longevity risk and effectively provides for the annuity for life. So I think that we have been thinking about the world evolving into one where fiduciary issues become more significant. I think that we've tried to position ourselves as a frontier thinking organization on that basis.

Bill Katz - Citigroup - Analyst

Okay. Thanks so much.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

Operator

Michael Kim, Sandler O'Neill.

Michael Kim - Sandler O'Neill & Partners - Analyst

Just first, in terms of the institutional channel. I know a number of your newer strategies have had a lot of success in terms of generating growth more recently. But was just wondering if you're starting to see some more interest in some of your core growth and value equity strategies, particularly given the investment performance track records across some of those services.

Jim Gingrich - AllianceBernstein Holding L.P. - COO

Michael, this is Jim. The answer is yes. In -- some of our biggest selling services this quarter were in fact our more traditional services. You mentioned institutional, but for example in retail, our Large Cap growth service was our largest seller in the quarter. So we are seeing increased engagement in consultants, for exactly the reasons you mentioned. That performance really across both our growth platform as well as our value platform is quite strong.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Michael, I'm just going to take two services that are services that we've been focused on for many years, US Large Cap growth and global strategic value. So if you just look at percentile rankings on eVestment, US Large Cap Growth is 9th percentile for the quarter, 1 percentile for the year, if I got that right; yes. 10th percentile for the three-year and 33% for the five. Global strategic value which certainly had its challenges is 7 percentile for the one quarter, 11 percentile for the one year, 12 percentile for the three-year and 68 percentile for the five, reflecting some of the longer-term challenges we had in 2008 to 2009. Those are pretty strong track records for the services that we have been standing by for many, many years. I suspect that clients are going to notice that and come back to those services.

Michael Kim - Sandler O'Neill & Partners - Analyst

Got it. Okay. Then second question, just maybe one for John. Just wondering how you're thinking about expense growth at a high level? Then any thoughts on sort of the near-term trajectory in light of some of the seasonality exiting the first quarter?

John Weisenseel - AllianceBernstein Holding L.P. - CFO

Sure. Michael, it's John. I think if you look at the non-comp expenses, whether you look sequentially or year-over-year, they just fluctuated very -- in an immaterial type of way. So I think we've done a great job at focusing on those expenses, keeping them under control. I would expect that same pattern to continue into the future.

Then on the comp side, obviously, it's as we said, we expect to have leverage not just on the non-comp side of our expense base, but also on the comp side as well. If revenues go up and continue to go up, the markets continue to do well as well. So I think in the future, I think, although right now it's premature, to look for that type of leverage because it's still early in the year. But as we go through the year and we see revenues crystallize; if we see revenue growth, there could be some possible leverage there as well.

Michael Kim - Sandler O'Neill & Partners - Analyst

Okay. Thanks for taking my questions.

Operator

Robert Lee, KBW.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

Robert Lee - Keefe, Bruyette & Woods, Inc. - Analyst

Real quickly, my two questions are on private client business. I guess the first, I'm just curious with the -- I guess this is also institutional channel but for a lot of the alternative strategies where you've raised commitments, I'm just curious, how much of that, maybe all of it, is already in assets under management? Any sense of the pipeline of dry powder, more or less, that could flow into AUM as drawn down?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Most of the recent money, Robert, is still in commitments. So the private lending money and the second real estate fund are mostly committed funds. There is a minority of money that's been drawn down -- some has been drawn down. The older funds are almost entirely funded. So as we ramp-up those services and we've been accelerating the amount of money that we're raising, we're basically building a pipeline in the future for fundings to increase AUM over time.

Robert Lee - Keefe, Bruyette & Woods, Inc. - Analyst

Okay, great. Then maybe sticking with the private client business. Clearly, the past year, you've gone back to, on average, some positive flows. But can you maybe just update us on kind of the plan -- the growth plans there? In addition to having introduced so many new services, where you stand with the increase in the number of financial advisors and office footprint that type of thing?

Jim Gingrich - AllianceBernstein Holding L.P. - COO

I think that we see several opportunities to grow the business. As you mentioned, our plans are to continue to expand the number of advisors. That can only happen, in our experience, at a moderate pace. So you're probably looking at something in the single-digits. We don't really have any plans to expand the number of offices at present. But we also think there is a big opportunity to expand the productivity of our current advisers both in terms of production and AUM, which we think will be as important if not more important than the increase in the number of advisors.

Robert Lee - Keefe, Bruyette & Woods, Inc. - Analyst

Is it possible to maybe get some sense of kind of what productivity may be now? What you think is over time kind of a level that would be an attractive target for you guys?

Jim Gingrich - AllianceBernstein Holding L.P. - COO

Well, we really -- I think it's tough to put targets on something like that. But if you were to look at what our productivity is at present versus what it was, for example, pre-GFC, we are well below what that business has delivered in the past on both metrics of production and AUM. If you look at what the trends have been, of late, both of those have been moving in a very positive direction, which has contributed to some of the positive flow trends that we've seen over the last 12 to 18 month.

Peter Kraus - AllianceBernstein Holding LP - Chairman & CEO

Maybe a more conceptual way to think about this is that business has had significantly higher productivity in the past with a much smaller product range. It's now got a much wider product range; therefore, it should have an improved opportunity of reaching that -- the historical productivities.

Robert Lee - Keefe, Bruyette & Woods, Inc. - Analyst

Okay, great. Thanks for taking my questions.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

Operator

(Operator Instructions)

Michael Carrier, Bank of America.

Michael Carrier - BofA Merrill Lynch - Analyst

First question, just on the flow outlook. You guys have been doing well in the fixed income side. I think in equities, just given the performance and then some of the new product strategies that you guys have launched, just wanted to get a sense on how much momentum you see on that side of the business? When you look at the performance yet certain strategies as an industry are still like out of favor. So when you kind of net that or you combine it, where do you see the momentum going forward? I guess mostly in the institutional channel, but if you see it more in some of the other areas, you can pick up there.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

That's a good question. Look, the industry has struggled with net positive flows and active management. It ebbs from zero to negative to slightly positive, but it certainly hasn't been a consistent positive flow for a number of years now. I think also the industry is asking a question between more diversified managers and higher conviction managers. How do you mix those two vis-a-vis a much bigger passive portfolio -- set of passive portfolios. That's true for institutional versus individual ie, retail.

So we've tried to position our equity business philosophically as a spectrum of opportunities. But many of them that we think are attractive are in what we'll call the higher conviction services, where we have either lower name counts or number of shares, more conviction ie, higher risk in tracking error, if you will, in some of those services. We've also created a platform that is much broader than just value and growth. There are style agnostic services. There's more stable services, higher quality services, a lot of different kinds of things than we've had in the past.

Now we've been doing that for the better part of four years. Now we've got three plus years of track record that shows that the investing activity has been very successful. So you can imagine that the velocity of conversation with consultants has continued to increase, including consultants in some cases actually recommending us broadly as opposed to a client going to a consultant and saying, what do you think about this service? And the consultant saying, fine. Now the consultant is actually saying, yes, but I'd like this service, more broadly speaking.

So clients without coming to the consultants are actually getting consultant recommendations for some of our products to actually put those into broader products. Same thing happens in retail world. As we populate platforms and go from getting on a platform to recommended to focus that continues to accelerate. This all takes time. You all understand that. But I think that we're well down the path of having that broader acceptance and having consultants and retail distributors starting to appreciate and have interest in this higher conviction strategy that we've talked about.

Michael Carrier - BofA Merrill Lynch - Analyst

Okay, that's helpful. Then, John, I think you guys mentioned this quarter, the incremental operating leverage around 50% or above 50%. I guess when we think about the outlook -- you look at the pipeline, you look at the flow trends and I guess, do what we can in terms of just assuming a normal market backdrop and maybe not as much FX movements going forward. But is that like a good way to think about kind of the revenue opportunity that you guys are seeing versus the investment spend that's needed? Maybe you can deliver something in that range, obviously, not every quarter, but over time?

John Weisenseel - AllianceBernstein Holding LP - CFO

Yes. I think over the long haul that would be our aspiration. Again, you may see some quarters where we are below that. But over the long haul that is what we would aspire to. Again, just going back, I think if you look at the non-comp expenses, as I mentioned earlier, they've been fairly flat. So we've shown that they've been very much leveragable. Then it's just on the non-comp side. Again, over time, we would hope as revenues rise or continue to rise that we could leverage that part of the P&L as well.

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APRIL 30, 2015 / 12:00PM GMT, AB - Q1 2015 AllianceBernstein Holding LP Earnings Call

Michael Carrier - BofA Merrill Lynch - Analyst

Okay. Thanks a lot.

Operator

There are no further questions at this time. I'll turn the call back over to Ms. Prochniak.

Andrea Prochniak - AllianceBernstein Holding L.P. - Director of IR

Thanks, everyone, for joining us today. I know it's a busy day for reporters. We're happy to respond to any follow-up questions you may have. Thanks. Have a great day.

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